Exhibit 5.1

Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 Tel 415.393.8200 www.gibsondunn.com Client: 05557-00032

December 7, 2020

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

Re:	Progenity, Inc.
Registration and Issuance of Securities

Ladies and Gentlemen:

We have acted as counsel for Progenity, Inc., a Delaware Corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the Company up to an aggregate of 8,972,047 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), as set forth in the Registration Statement on Form S-1, File No. 333-251044, as amended (the “Registration Statement”), including a Prospectus that forms a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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